EXHIBIT 10.1


Private and Confidential



                        Dated the 19th day of August 2002





                              WONG WOON TAK, SIMON
                                ("the Purchaser")

                                       and

                          PROTECTSERVE PACIFIC LIMITED
                                 ("the Vendor")




                ------------------------------------------------

                              SHARE SALE AGREEMENT
                                       of
                       INFOTECH NETWORKS & CABLING LIMITED

                -------------------------------------------------


                                        Messrs. Richard Tai & Co.,
                                        Solicitors,
                                        Units 2005-9, China Merchants Tower,
                                        Shun Tak Centre,
                                        168-200 Connaught Road Central,
                                        Hong Kong

                                        Tel. : 22497777
                                        Fax. : 21056077

                                        Ref. : MIS/02-1199
                                        SC/yl


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                              SHARE SALE AGREEMENT


Date     :        19th August, 2002


Parties  :

(1) Mr. WONG WOON TAK, SIMON of Flat 4E, Block 16, Provident Centre, 51 Wharf Road, North Point, Hong Kong. (" the Purchaser ")

(2) PROTECTSERVE PACIFIC LIMITED with registered office at 1101-2, 11th Floor, 148 Electric Street, North Point, Hong Kong ("the Vendor ").


WHEREAS :-

1. The Vendor is a company incorporated in Hong Kong, engaged in the business of developing and marketing the web-based Surveillance Internet Monitoring Systems in the Greater China region and a wholly owned subsidiary of the Link Group Inc.

2. INFOTECH NETWORKS & CABLING LIMITED whose registered office is situated at 8th Floor, Mansion Industrial Building, SIL 739 A Kung Ngan, Shaukiwan, Hong Kong ("Infotech"), is a company incorporated in Hong Kong with an authorized capital of HK$2.00 divided into 2 ordinary shares of HK$1.00 each which have been issued or subscribed and fully paid up.

3. Infotech is a network solutions and equipment supplier specialising in the computer data wiring especially in fiber optic installation and systems consultancy services.


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NOW IT IS AGREED AS FOLLOWS: -

1.       Interpretation
         --------------

1.1 In this Agreement, the following words and expressions have the following meanings, unless they are inconsistent with the context: -

                  "Shares" the 2 ordinary shares of HK$1.00 each in the capital of Infotech comprising the whole of its authorized and issued/subscribed share capital; and

                  "Closing"     completion of the purchase of the Shares in
                                accordance with clause 4.

2.       Agreement for sale
         ------------------

         2.1 Subject to the terms and conditions of this agreement, the Vendors shall sell the Shares with full title and guarantee and the Purchaser shall purchase the Shares with all rights attaching to them including any dividend bonus or other distributions made declared after the date hereof and together with all liens, charges, options and encumbrances and other third party rights whatsoever.

         2.2 Each of the Vendors hereby waives any pre-emption rights he may have in relation to any of the Shares under the articles of association of Infotech or otherwise.


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3.      Purchase consideration and shares cancellation
        ----------------------------------------------

         3.1 The purchase price is HK$15,442,800 (Fifteen Million Four Hundred Forty-Two Thousand and Eight Hundred HK Dollars) comprising of CASH HK$1,200,000 (One Million and Two Hundred Thousand) and 8,300,000 of The Link Group Inc shares valued at US$0.22 (HK$1.716) to the Vendor. Cash has to be payable according to the following schedule:

                  HK$400,000                Deposit upon signing
                  HK$200,000                On or before September 30, 2002
                  HK$200,000                On or before October 31, 2002
                  HK$200,000                On or before November 30, 2002
                  HK$200,000                On or before December 31, 2002

4.       Closing
         -------

         4.1      Closing shall take place  before August 30, 2002.

         4.2      The Vendors shall deliver to the Purchaser

                  4.2.1 duly completed and signed transfers in favor of the Purchaser or as it may direct in respect of the Shares together with the relative share certificates;

                  4.2.2 the resignation of the existing directors and the secretary and all officers and/or employees from their respective offices or posts of Infotech with a written acknowledgement from each of them that he has no claim against Infotech in respect of contract, compensation for loss of office, redundancy, severance payment, long service payment, statutory leave pay or unfair dismissal or on any other grounds whatsoever;

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                  4.2.3             the statutory books of Infotech complete up-
                                    to-date and its Certificates of
                                    Incorporation;

                  4.2.4 written confirmation from the Vendors that there are no subsisting guarantees or other forms of securities given by Infotech;

                  4.2.5 such of the statutory, share certificate and minute books of the Infotech, its rubber chop, its Common Seal, Certificate of Incorp -oration, Business Registration Certificate, copies of its Memorandum and Articles of Association, cheque books and books of account (all complete and written up immediately prior to completion), copies of all tax return(s) filed, all correspondence with Infotech's tax advisers and/or auditors, all correspondence with the Inland Revenue Department, all other information and documents regarding Taxation, and all current insurance policies and contracts
                                    (if any) to which Infotech is a party as shall not have been delivered to the Purchaser prior to completion;

                  4.2.6 accounts of Infotech prepared by Infotech's accountant for the period ending immediately prior to completion and duly signed by the directors of Infotech;

                  4.2.7 a board resolution of Infotech duly passed validly approving the transfer of the Shares from the Vendors to the Purchaser or persons nominated by it and appointing the persons nominated by the Purchaser as new directors and secretary of Infotech;

                  4.2.8 all such other deeds, documents and instru-ments, the Purchaser may require in order to perfect the right, title and interest of the Purchaser to and in the Sale Shares

                  4.2.9             the Completion Accounts.


5.       Miscellaneous
         -------------

         5.1 Any notice required to be given under this agreement shall be deemed duly served if left at or sent by registered or recorded delivery post (air mail where appropriate) to the address specified in this agreement of the party to be served or such other address as may have been last notified in writing by or on behalf of such party to the other party hereto. Any such notice shall be deemed to be served at the time when the same is handed to or left at the address of the party to be served and if served by post on the third day (not being a Sunday or public holiday in the place where the addressee is located) next following the day of posting.

         5.2 This agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong and the parties hereby irrevocably submit to the none-exclusive jurisdiction of the Hong Kong courts in relation to any proceedings arising out of or in connection with this agreement, but this agreement may be enforced in any other courts of competent jurisdiction.

         5.3 Any provision of this agreement prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this agreement. Where, however, the


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                  provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by such law to the end that this agreement shall be valid, binding and enforceable in accordance with its terms.


6.       No Warranties, Representations, Undertakings and Indemnity
         ----------------------------------------------------------

         6.1 The Purchaser agrees that the Vendor shall give no warranties, representations, undertakings and indemnity in respect of the affairs, accounts and financial matters, taxation, disputes and litigation of Infotech.

         6.2 The Purchaser acknowledges that he is fully aware of the affairs of Infotech.

         6.3 The Purchaser agrees to hold the Vendor harmless from all claims, loss and damages and the Vendor shall not be liable for all claims, proceedings, cause of action, benefits and liabilities after June 30,2002.

IN WITNESS whereof the parties hereto have hereunto executed this agreement the day and year first above written.

SEALED with the Common Seal                 )
                                            )
of the Purchaser and SIGNED                 )
                                            )   /s/ Wong Woon Tak
by  WONG WOON TAK                           )
(HK Identity Cards Nos. D016727(5)          )
                                            )
in the presence of :-                       )


/s/ Choi Choi Ling
CHOI Choi Ling
Solicitor, HKSAR



SEALED with the Common Seal                 )
                                            )
of the Vendor and SIGNED                    )
                                            )
by Protectserve Pacific Ltd                 )   /s/ Justin Kwei
                                            )
                                            )
in the presence of :-                       )



/s/ Choi Choi Ling
CHOI Choi Ling
Solicitor, HKSAR



INTERPRETED to the Vendors by :-